Exhibit 99.9

    (Text of graph posted to Ashland Inc.'s website concerning Valvoline
          Instant Oil Change's twelve month rolling average sales)

                    VIOC Same Store Sales ($, Millions)

                            (2 Years and Older)

                 2001       2002       2003       2004       2005       2006
                ------     ------     ------     ------     ------     ------

January          10.0       10.6       11.5       11.9       11.7       11.4
February         10.0       10.7       11.5       12.0       11.7       11.4
March            10.0       10.7       11.6       11.9       11.7       11.4
April            10.0       10.8       11.7       11.9       11.7       11.3
May              10.0       10.9       11.7       11.8       11.7       11.3
June             10.1       11.0       11.8       11.8       11.7       11.3
July             10.1       11.1       11.8       11.8       11.7
August           10.2       11.2       11.9       11.7       11.7
September        10.2       11.2       11.9       11.7       11.6
October          10.3       11.3       11.9       11.7       11.5
November         10.4       11.4       11.9       11.7       11.5
December         10.5       11.4       11.9       11.8       11.4

NOTE: 60 VIOC store transferred to Marathon on June 30, 2005, have been excluded from this data.